Exhibit 3.15

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

TANDY INTERNATIONAL DISC, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Tandy International DISC, Inc.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholder of the corporation on December 3, 1990 and the amendment changes the name of the corporation.

The amendment amends ARTICLE I of the Articles of Incorporation so that, as amended, said ARTICLE I shall be as follows:

“The name of the corporation is Tandy Electronics Japan Corporation.”

ARTICLE THREE

The following amendment to the Articles of Incorporation was also adopted by the shareholder of the corporation on December 3, 1990 and the amendment revises the purposes for which the Corporation is organized.

The amendment amends Clause (a) of ARTICLE III of the Articles of Incorporation so that, as amended, said Clause (a) of ARTICLE III shall be as follows:

“(a) to engage in the business of research, development, engineering support and related activity with foreign, international and domestic businesses.”

ARTICLE FOUR

The number of shares of the corporation outstanding at the time of such adoption was 2,500; and the number of shares entitled to vote thereon was 2,500.

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	NUMBER OF SHARES
Common	2,500

ARTICLE FIVE

The holder of all of the shares outstanding and entitled to vote on said amendments has signed a consent in writing adopting said amendments.

ARTICLE SIX

The amendments adopted effect no changes in, nor add or reduce the amount of, stated capital of the corporation

Dated: December 6, 1990.

TANDY INTERNATIONAL DISC, INC.

BY:	/s/ R. L. Ramsey
R. L. Ramsey
Vice President
and Treasurer

BY:	/s/ Jim Sheets
Jim Sheets
Assistant Secretary

State of Texas	)
)
County of Tarrant	)

Before me, the undersigned Notary Public, personally appeared R. L. Ramsey and Jim Sheets and, being first duly sworn, declared themselves to be the Vice President and Treasurer and Assistant Secretary, respectively, of Tandy International DISC, Inc., and executed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6th day of December, 1990.

/s/ Monica Ledbetter
Notary Public

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